SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

[X]      FILED BY THE REGISTRANT
[ ]      FILED BY A PARTY OTHER THAN THE REGISTRANT

CHECK THE APPROPRIATE BOX:

[ ]      PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]      DEFINITIVE PROXY STATEMENT
[ ]      DEFINITIVE ADDITIONAL MATERIALS
[ ]      SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12


                                SEACOR SMIT INC.
           -----------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           -----------------------------------------------------------
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]    NO FEE REQUIRED
[ ]    FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

1)     TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

2)     AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

3) PER UNIT PRICE OF OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

4)     PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

5)     TOTAL FEE PAID:

[ ]    FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

         1)       AMOUNT PREVIOUSLY PAID:  $

         2)       FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

         3)       FILING PARTY:

         4)       DATE FILED:

                                                     11200 Westheimer, Suite 850
                                                            Houston, Texas 77042




                                                              April 9, 1998



Dear Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of SEACOR SMIT Inc. (the "Meeting"), which will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 on Monday, June 1, 1998 at 11:00 a.m., local time. All holders of record of the Company's outstanding common stock at the close of business on April 3, 1998 will be entitled to vote at the Meeting.

         Directors, officers and other representatives of the Company will be present at the Meeting and they will be pleased to answer any questions you may have.

         Whether or not you expect to attend the Meeting and regardless of the number of shares of Common Stock you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully, and to complete, sign, date and return the enclosed proxy in the postage-paid, self-addressed envelope provided for such purpose so that your shares will be represented at the Meeting. The prompt return of proxy cards will ensure the presence of a quorum.

         We hope that you will be able to attend and look forward to seeing you at the Meeting.



                                       Sincerely,

                                       /s/ Charles Fabrikant

                                       Charles Fabrikant
                                       Chairman of the Board, President
                                       and Chief Executive Officer

                                                     11200 Westheimer, Suite 850
                                                            Houston, Texas 77042


                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 1998

                                ----------------



                                                              April 9, 1998

To Our Stockholders:

         The Annual Meeting of Stockholders of SEACOR SMIT Inc. (the "Company"), will be held on Monday, June 1, 1998, at 11:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 (the "Meeting"), for the following purposes:


     1. To elect eight directors to serve until the 1999 Annual Meeting of Stockholders. Please see page 5.

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Please see page 19.

     3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         Only holders of record of Common Stock at the close of business on April 3, 1998 will be entitled to notice of and to vote at the Meeting. YOUR VOTE IS VERY IMPORTANT! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.


                                      For the Board of Directors

                                      /s/ Randall Blank

                                      Randall Blank
                                      Executive Vice President,
                                      Chief Financial Officer and Secretary

                                SEACOR SMIT INC.

                           11200 WESTHEIMER, SUITE 850
                              HOUSTON, TEXAS 77042

                                -----------------
                                 PROXY STATEMENT
                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON
                                  JUNE 1, 1998


                 SOLICITATION OF PROXIES, VOTING, AND REVOCATION

GENERAL

         This Proxy Statement and the enclosed proxy are being furnished to holders of record of the common stock, $.01 par value (the "Common Stock"), of SEACOR SMIT Inc., a Delaware corporation ("the Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on Monday, June 1, 1998 (the "Meeting"), and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on April 9, 1998.

VOTING

         The Board of Directors has fixed the close of business on April 3, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. As of the Record Date, there were 40,000,000 shares of Common Stock authorized, of which 13,206,943 were issued and outstanding. The Company has no other voting securities issued or outstanding.

         A list of the Company's stockholders as of the Record Date for the Meeting will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for 10 days prior to the date of the Meeting, at 1370 Avenue of the Americas, 25th Floor, New York, New York 10019.

         Stockholders are requested to complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid, self-addressed envelope provided for such purpose. Common Stock represented by properly executed proxies which are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein. Abstentions and broker non-votes will be counted as votes "Against" a proposal, but will count towards the determination of a quorum at the Meeting. If instructions are not given, proxies will be voted FOR the election as a director of each of management's nominees named under "Proposal No. 1 - Election of Directors" in this Proxy Statement and listed under Item 1 of the enclosed proxy, and FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. As to any matters which properly may come before the Meeting other than those specified herein, the proxy holders will be entitled to exercise discretionary authority.

         As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only by the inspectors of election and certain personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

REVOCATION OF PROXIES

         A stockholder who so desires may revoke his or its proxy at any time before it is exercised by (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

SOLICITATION EXPENSES

         The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram, personal interview or other means. The Company will not incur any costs beyond those customarily expended for a solicitation of proxies for the election of directors in the absence of a contest, and said directors, officers and employees will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection therewith. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees (collectively, "Nominees") have been requested to forward proxy solicitation materials to their customers, and such Nominees will be reimbursed for their reasonable out-of-pocket expenses. The Company has engaged Proxy Services, Inc. to distribute proxy materials to various Nominees who are holders of record of the Common Stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of the Common Stock by: (i) all persons (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth below under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group (13 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of the Record Date.

                                                            AMOUNT AND NATURE OF
BENEFICIAL OWNER (1)                                      BENEFICIAL OWNERSHIP (2)         PERCENTAGE OF CLASS
------------------------------------------------------  -----------------------------  -----------------------------
Charles Fabrikant (3)...............................              614,400                          4.6%

Randall Blank (4)...................................               64,657                           *

Milton Rose (5).....................................               23,863                           *

Mark Miller (6).....................................               21,826                           *

Andrew G. Strachan .................................               3,228                            *

Granville E. Conway (7).............................              102,729                           *

Michael E. Gellert (8)..............................              208,446                          1.6%

Andrew R. Morse (9).................................               14,200                           *

Stephen Stamas......................................               1,000                            *

Richard M. Fairbanks III............................               18,000                           *

Antoon W. Kienhuis (10).............................                 **                             **

Pierre de Demandolx.................................                 **                             **

GeoCapital Corporation (11)
767 Fifth Avenue
New York, New York 10153............................              699,400                          5.3%

Alpine Capital L.P. (12)
201 Main Street, Suite 3100
Fort Worth, TX 76102................................              979,200                          7.4%

All directors, nominees and executive
officers as a group (13 Persons)....................             1,086,405                         8.1%


---------------------------------
 *       Less than 1.0%.
**       Does not own any shares.

(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR SMIT Inc., 11200 Westheimer, Suite 850, Houston, Texas 77042.

(2) The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares issuable upon the exercise of outstanding stock options exercisable within 60 days or upon conversion of the Company's 5 3/8% Convertible Subordinated Notes due November 15, 2006 (the "5 3/8% Notes").

(3) Includes 397,171 shares of Common Stock which Mr. Fabrikant may be deemed to own through his interest in, and control of (i) Fabrikant International Corporation ("FIC"), the record owner of 214,464 shares of Common Stock, (ii) Fabrikant International Profit Sharing Trust (the "Trust"), the record owner of 13,120 shares of Common Stock, and (iii) SCF Corporation ("SCF"), the record owner of 169,587 shares of Common Stock. Mr. Fabrikant is the President of FIC, a beneficiary of Fabrikant International Profit Sharing Trust, and is the Chairman, Chief Executive Officer and a 47% stockholder of SCF. Also includes 193,611 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 12,470 shares of restricted stock over which Mr. Fabrikant exercises sole voting power.

(4) Does not include 169,587 shares of Common Stock owned by SCF, of which Mr. Blank serves as President and Chief Operating Officer and holds an approximate 7% equity interest. Mr. Blank disclaims beneficial ownership of such shares of the Company owned by SCF. Includes 52,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 5,680 shares of restricted stock over which Mr. Blank exercises sole voting power.

(5) Includes 20,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 2,863 shares of restricted stock over which Mr. Rose exercises sole voting power.

(6) Does not include 145,374 shares of Common Stock owned by Miller Family Holdings, Inc., of which Mr. Miller owns an 8.2% interest. Mr. Miller disclaims beneficial ownership of such shares. Includes 15,555 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 900 shares of restricted stock over which Mr. Miller exercises sole voting power.

(7) Does not include (i) shares of Common Stock owned by Mr. Conway's two sons, G. Todd Conway and Bradley L. Conway (neither of whom are minors or reside with Mr. Conway), (ii) an aggregate of 12,000 shares of Common Stock owned by Mr. Conway's children, grandchildren and other relatives (none of whom reside with Mr. Conway), and (iii) 169,587 shares of Common Stock owned by SCF in which Mr. Conway owns an approximate 7% equity interest, as to which Mr. Conway, in each case, disclaims beneficial ownership.

(8) Includes 208,446 shares of Common Stock owned by Windcrest Partners, L.P., of which Mr. Gellert is one of two general partners. Does not include, and Mr. Gellert disclaims beneficial ownership of, 169,587 shares of Common Stock owned by SCF, of which Mr. Gellert is a Director and in which Windcrest Partners, L.P. owns an approximate 17% equity interest.

(9) Does not include 169,587 shares of Common Stock owned by SCF, of which Mr. Morse holds an approximate 1% equity interest and is a Director. Mr. Morse disclaims beneficial ownership of such shares.

(10) Does not include 231,060 shares of Common Stock issuable upon the conversion of the Company's 5 3/8% Notes owned by Smit Overseas, of which Mr. Kienhuis serves as Managing Director.

(11) Share ownership information with respect to GeoCapital Corporation ("GCC") was derived from GCC's Statement of Beneficial Ownership on
        Schedule 13G filed with the Commission on February 18, 1998. Such Statement of Beneficial Ownership does not disclose the identities of the natural persons having voting and dispositive power over the shares covered thereby and the Company has no independent knowledge of such identities.

(12) Share ownership information with respect to Alpine Capital L.P. ("Alpine") was derived from Alpine's Statement of Beneficial Ownership on Schedule 13D filed with the Commission on February 12, 1998. Such Statement of Beneficial Ownership does not disclose the identities of the natural persons having voting and dispositive power over the shares covered thereby and the Company has no independent knowledge of such identities.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

         Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1997 fiscal year all Section 16(a) filing requirements were satisfied.

                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

         Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company's business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

         Pursuant to the Company's Amended and Restated By-laws currently in effect (the "By-laws"), the number of directors constituting the Board shall be no less than five or more than 11, as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at eight members. Moreover, the By-laws provide that directors of the Company are elected annually to serve until the next annual meeting of stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, eight directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Except for Mr. Morse, all of the management nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

         Set forth below is certain biographical information with respect to each nominee for director:

NAME                                  AGE                    PRINCIPAL OCCUPATION                    DIRECTOR SINCE
--------------------------------   ----------  -------------------------------------------------  ---------------------
Charles Fabrikant                     53       Chairman of the Board, President and                    December 1989
                                               Chief Executive Officer of the Company

Granville E. Conway (1) (2)           70       President and Chief Executive Officer of                December 1989
                                               Cosmopolitan Shipping Co. Inc.

Andrew R. Morse                       52       Senior Vice President of Salomon Smith Barney           Proposed

Michael E. Gellert (2)                66       General Partner of Windcrest                            December 1989
                                               Partners, L.P.

Stephen Stamas (1)                    66       Chairman of the Greenwall Foundation                    December 1992

Richard M. Fairbanks III (1)          57       Managing Director, Center for                           April 1993
                                               Strategic and International Studies

Pierre de Demandolx                   57       Director, Compagnie Nationale de Navigation and         April 1994
                                               General Partner of DPH Conselis

Antoon Kienhuis                       55       Vice President and Chief Financial Officer,             April 1997
                                               Smit Internationale NV


----------------
(1) Member of the Audit Committee.
(2) Member of the Stock Option and Executive Compensation Committee.

         Charles Fabrikant has been Chairman of the Board and Chief Executive Officer of SEACOR since December 1989, and has served as a director of SEACOR's subsidiaries since December 1989. He has been President of SEACOR since October 1992. For more than the past five years, Mr. Fabrikant has been the Chairman of the Board and Chief Executive Officer of SCF Corporation ("SCF") and President of Fabrikant International Corporation ("FIC"), each a privately owned corporation engaged in marine operations and investments. Each of SCF and FIC may be deemed to be an affiliate of the Company. Mr. Fabrikant is a licensed attorney admitted to practice in the State of New York and in the District of Columbia.

         Granville E. Conway is President and Chief Executive Officer of Cosmopolitan Shipping Co. Inc. ("Cosmopolitan"). Mr. Conway has been employed by Cosmopolitan since March 1950 and is a graduate of the U.S. Merchant Marine Academy. Mr. Conway was President of the Company from December 1989 to October 1992. Mr. Conway has been a director of SEACOR since December 1989.

         Michael E. Gellert has been one of two general partners of Windcrest Partners, L.P., a New York limited partnership, for more than the past five years. Mr. Gellert has been a director of SCF since 1984 and is currently a director of the following public corporations: Premier Parks Inc. (Committees:
Audit), Devon Energy Corp. (Committees: Compensation), Humana Inc. (Committees:
Audit, Compensation, Investment, Executive), and Regal Cinemas, Inc. (Committees: Compensation). and serves as a member of the Putnam Trust Company Advisory Board to the Bank of New York. Mr. Gellert has been a director of SEACOR since December 1989.

         Stephen Stamas has been Chairman of the Greenwall Foundation since 1995 and of the American Assembly of Columbia University since 1987. He has been Vice Chairman of the Rockefeller University since 1995. He served as the Chairman of the New York Philharmonic from 1989 until 1996. He is also a director of BNY Hamilton Funds, Inc. Mr. Stamas has been a director of SEACOR since December 1992. From 1973 to 1986, he served as a Corporate Vice President of Exxon Corporation.

         Richard M. Fairbanks III is currently Managing Director for Domestic and International Issues at the Center for Strategic and International Studies in Washington, D.C. From February 1992 until March 1994, he was Senior Counsel in the Washington, D.C. office of Paul, Hastings, Janofsky & Walker (a law partnership). From September 1985 to February 1992, he was Managing Partner of that office. Mr. Fairbanks is also a director of Hercules Incorporated (Committees: Audit, Nominating, Finance) and GATX Corporation (Committees:
Audit, Retirement Funds Review). He formerly served as an Ambassador-at-Large for the United States and was International Chairman of the Pacific Economic Cooperation Council. Mr. Fairbanks is admitted to practice law in the District of Columbia and before the United States Supreme Court. Mr. Fairbanks has been a director of SEACOR since April 1993.

         Pierre de Demandolx is a Director of CNN, a Paris based public company majority owned by Worms & Cie. until January 1998, and presently owned by Compagnie Maritime Belge. He was the Chief Executive Officer of CNN from September 1990 to June 1996. From July 1996 until October 1997, Mr. Demandolx was the Chairman of the Board of Heli-Union, a Paris based helicopter transportation company. From 1986 to January 1996, Mr. Demandolx was Chairman of FISH and is currently a Director of FISH. He is the General Partner of DPH Conselis, a consulting firm in transportation and energy created in 1996. Mr. Demandolx has been a director of SEACOR since April 1994.

         Antoon W. Kienhuis is currently Vice President and Chief Financial Officer of Smit Internationale N.V., a Netherlands corporation whose principal business is maritime contracting, salvage and harbor operations ("Smit"), and the Managing Director of Smit Overseas. Mr. Kienhuis has held several positions with Smit since 1973. Mr. Kienhuis has been a director of SEACOR since April 1997.

         Andrew R. Morse has been a Senior Vice President - Investments of Salomon Smith Barney Inc in New York, and Smith Barney Inc., its predecessor, for the past five years. He is the Senior Partner of Round Hill Associates, a private investment partnership, and sits on numerous philanthropic boards. Mr. Morse has been nominated to serve on the SEACOR Board of Directors.

         Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you "withhold authority" to vote in the appropriate space provided on the enclosed proxy.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES NAMED ABOVE.


               INFORMATION RELATING TO THE BOARD OF DIRECTORS AND
                               COMMITTEES THEREOF

MEETINGS

         During the year ended December 31, 1997, the Board held four meetings and acted by unanimous written consent on seven occasions. All of the Company's directors attended at least 75% of the meetings of the Board and all committees of the Board of which they are members.

COMMITTEES OF THE BOARD

AUDIT COMMITTEE

         The functions of the Audit Committee are to recommend to the full Board the firm to be appointed each year as independent auditors of the Company's financial statements, to perform services related to the completion of such audit, and to review affiliated transactions. The Audit Committee also has the responsibility to (i) review the scope and results of the audit with the independent auditors, (ii) review with management and the independent auditors the Company's interim and year-end financial condition and results of operations, (iii) consider the adequacy of the internal accounting, bookkeeping and other control procedures of the Company, and (iv) review any non-audit services and special engagements to be performed by the independent auditors and consider the effect of such performance on the auditors' independence. The Audit Committee is also responsible for reviewing at least once each year the terms of all material proposals, transactions and arrangements between the Company and its directors, officers, subsidiaries and affiliates. Messrs. Conway, Fairbanks and Stamas, none of whom is an officer or other employee of the Company, serve as members of the Audit Committee. The Audit Committee held two meetings during 1997.

STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE

         The Stock Option and Executive Compensation Committee is responsible, subject to the general terms and provisions of the SEACOR SMIT Inc. 1992 Non-Qualified Stock Option Plan (the "1992 Stock Option Plan") and the SEACOR SMIT Inc. 1996 Share Incentive Plan (the "1996 Share Incentive Plan"), for the administration and award of restricted stock and stock options under such plans. In addition, in January 1993, the Board delegated to the committee responsibility for all matters relating to the determination and award of executive compensation. Messrs. Gellert and Conway, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b) under the Exchange Act with respect to the 1992 Stock Option Plan and the 1996 Share Incentive Plan, serve as members of the Stock Option and Executive Compensation Committee. The Stock Option and Executive Compensation Committee held two meetings during 1997.

NOMINATING COMMITTEE

         The Company does not maintain a Nominating Committee.

COMPENSATION OF DIRECTORS

         Directors of the Company who are officers receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. Directors who are not officers of the Company receive $1,500 for every regular Board meeting that they attend.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain compensation information for the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997.

                                                   Annual Compensation                    Long-Term Compensation
                                        ---------------------------------------   ----------------------------------------
                                                                                                   # of
                                                                  Other Annual     Restricted   Securities   All Other
                                                                  Compensation    Stock Awards  Underlying  Compensation
Position (s)                      Year      Salary ($)  Bonus ($)    ($)(1)           ($)(2)      Options      ($)(3)
------------                      ----      ----------  --------- -------------   ------------  ----------- -------------
Charles Fabrikant,                1997        400,000     500,000          -         187,118        7,500         4,750
Chairman of the Board, President, 1996        300,000     500,000          -          97,400            -         4,000
and Chief Executive Officer       1995        300,000     100,000          -         211,669       85,000         4,000

Randall Blank,                    1997        280,000     200,000          -          93,559        2,000         4,750
Chief Financial Officer,          1996        235,000     190,000          -          30,438            -         3,818
Executive Vice President and      1995        195,000      20,000          -          79,500        14,500        3,900
Secretary

Mark Miller, (4)                  1997        263,769      25,000          -               -            -         4,849
Vice President                    1996        256,430     191,184          -          18,263            -         4,500
                                  1995        228,482      31,500          -          23,850            -         4,500

Milton Rose,                      1997        174,030      85,000          -          22,550        1,000         4,501
Vice President                    1996        174,030      85,000          -          14,610            -         3,481
                                  1995        174,030           -          -          47,700            -         3,481

Andrew Strachan,                  1997        200,000      45,500          -         196,842        1,000        33,673(6)
Vice President (5)

-------------------------------------------------------------------------------------------------------------------------

(1) Only includes the value of perquisites and other personal benefits received by the Named Executive Officers which exceed in the aggregate, for any Named Executive Officer, $50,000 or 10% of such individual's combined salary and bonus reported herein.

(2) At December 31, 1997, Messrs. Fabrikant, Blank, Miller, Rose and Strachan held 6,767, 2,500, 900, 1,440, and 3,000 shares of restricted stock having a value of $407,712, $150,625, $54,225, $86,760, and
         $180,750, respectively, based upon a closing price of $60.25 per share of Common Stock on December 31, 1997. If cash dividends are paid by the Corporation, holders of restricted stock are entitled to receive such dividends whether or not the shares have vested. Each award of restricted stock vests in three equal and consecutive annual installments, commencing on the first anniversary of the date of award.

(3) "All Other Compensation" includes contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made by Messrs. Fabrikant, Blank and Rose under the SEACOR Savings Plan, a defined contribution plan established by the Company effective July 1, 1994 which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Mr. Miller's amounts represent contributions made by NRC under a separate but substantially similar plan established by NRC in 1993.

(4) In connection with the NRC Merger, the Company entered into an employment agreement with Mr. Miller which determines his base salary. See "-Employment Contracts and Other Arrangements." In 1996, $6,500 of Mr. Miller's bonus was attributed to spill response profits for the 1995 calendar year, although this amount was not determined until 1996. In 1997, $151,184 of Mr. Miller's bonus was attributed to spill response profits for the 1996 calendar year, although this amount was not determined until 1997. Mr. Miller's Spill Bonus for 1997, which will be paid in 1998, has not been finalized and is not calculable through the latest practicable date; therefore, it is not included in the table above.

(5)     Mr. Strachan joined the Company in 1997.


(6) Mr. Strachan has previously established an individual savings arrangement pursuant to which the Company will make supplemental contributions during his employment. Amount includes $23,151 paid by the Company under this arrangement and $10,522 paid to Smit as reimbursement for continued coverage of Mr. Strachan under its retirement plans and administrative costs, less certain reimbursements by the Netherlands government. The Company anticipates that it will establish a new pension arrangement with respect to Mr. Strachan in fiscal year 1998, and that it will receive a transfer of assets from Smit to fund a portion of its obligations thereunder.

STOCK OPTIONS

         On November 22, 1992, the Company's stockholders adopted the 1992 Stock Option Plan, which provides for the grant of non-qualified options to purchase shares of Common Stock to officers and key employees of the Company. The 1992 Stock Option Plan is administered by the Stock Option and Executive Compensation Committee of the Board. Each option granted to an officer or key employee must be evidenced by an agreement (an "Option Agreement") containing terms and provisions established by the Committee in accordance with the 1992 Stock Option Plan.

         On April 18, 1996 the Company's stockholders adopted the 1996 Share Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock awards, performance awards and stock units to officers and key employees of the Company. The 1996 Share Incentive Plan is administered by the Stock Option and Executive Compensation Committee of the Board. Each share granted to an officer or employee must be evidenced by an agreement (a "Restricted Stock Agreement") containing terms and provisions established by the Committee in accordance with the 1996 Share Incentive Plan.

                               OPTION GRANTS TABLE

         On January 23, 1998, the Company granted options with respect to a total of 18,150 shares of Common Stock under the 1996 Share Incentive Plan, none of which are exercisable prior to January 31, 1999 and which expire not later than January 23, 2008. The Option Agreements provide that the beneficial ownership of the options shall vest in three equal and consecutive annual installments, commencing on the January 31, 1999. However, 100% beneficial ownership of the options shall vest immediately upon death, disability, termination without "cause", as defined therein, or the occurrence of a "change-in-control" of the Company, as defined therein. The following table sets forth certain information with respect to the options granted to the Named Executive Officers:

                                               Individual Grants
                          ------------------------------------------------------------
                            Number of                                                       Potential Realizable
                           Securities     Percent of Total    Exercise                     Value at Assumed Annual
                           Underlying     Options Granted     of Base                       Rates of Stock Price
                             Options      to Employees in      Price      Expiration       Appreciation for Option
Name                         Granted        Fiscal Year        ($/Sh)        Date                    Term
----                         -------        -----------        ------        ----                    ----
                                                                                             5% ($)       10% ($)
                                                                                             ------       -------
Charles Fabrikant             7,500              41            53.00       1/23/08          249,986       633,513

Randall Blank                 2,000              11            53.00       1/23/08           66,663       168,937

Milton Rose                   1,000              6             53.00       1/23/08           33,331        84,468

Andrew G. Strachan            1,000              6             53.00       1/23/08           33,331        84,468


AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information with respect to the value of the options outstanding at year end based on a year-end closing price of $60.25 per share. Options issued in 1998 as part of 1997 compensation are not included in this table.

                             Shares       Value            Number of Securities              Value of Unexercised
                            Acquired    Realized ($)       Underlying Unexercised           In-the-Money Options at
                               on                      Options at Fiscal Year-End (#)         Fiscal Year-End ($)
           Name             Exercise                     Exercisable/Unexercisable        Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------------------
Charles Fabrikant               -            -                   193,611/ 0                      8,209,301 / 0
Mark Miller                     -            -                   15,555 / 0                       787,239 / 0
Randall Blank                 20,000      940,000                52,000 / 0                      2,291,750 / 0
Milton Rose                     -            -                   30,000 / 0                      1,365,000 / 0
Andrew Strachan                 -            -                      0 / 0                            0 / 0


RESTRICTED STOCK AWARDS

         Mr. Fabrikant was granted restricted stock awards of 2,000, 1,600 and 3,510 shares of Common Stock pursuant to Restricted Stock Agreements between the Company and Mr. Fabrikant dated May 7, 1996, January 27, 1997 and February 5, 1998, respectively.

         Mr. Blank was granted restricted stock awards of 2,000, 500 and 1,755 shares of Common Stock pursuant to Restricted Stock Agreements between the Company and Mr. Blank dated May 7, 1996, January 27, 1997 and February 5, 1998, respectively.

         Mr. Rose was granted restricted stock awards of 1,200, 240 and 423 shares of Common Stock pursuant to Restricted Stock Agreements between the Company and Mr. Rose dated May 7, 1996, January 27, 1997 and February 5, 1998, respectively.

         Mr. Strachan was granted restricted stock awards of 3,000 and 228 shares of Common Stock pursuant to Restricted Stock Agreements between the Company and Mr. Strachan dated January 27, 1997 and February 5, 1998, respectively.

         Mr. Miller was granted restricted stock awards of 600 and 300 shares of Common Stock pursuant to Restricted Stock Agreements between the Company and Mr. Miller dated May 7, 1996 and January 27, 1997, respectively.

         The Restricted Stock Agreements provide that the beneficial ownership of the restricted shares shall vest in three equal and consecutive annual installments, commencing on the first anniversary date of the Restricted Stock Agreement. However, 100% beneficial ownership of the restricted shares shall vest immediately upon death, disability, termination without "cause", or the occurrence of a "change-in-control" of the Company.

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

         The Company has entered into employment contracts and other arrangements with Mr. Miller, dated March 14, 1995 (the "Miller Employment Agreement") and Mr. Rose, dated December 24, 1992 (the "Rose Employment Agreement"). The Company has also entered into an arrangement with Mr. Strachan, which has not been documented in a formal written employment agreement (the "Strachan Arrangement").

         The Miller Employment Agreement provides for a base salary of $250,000 per year for five years, subject to adjustment for inflation, and a bonus, for a period of three years commencing on January 1, 1995, determined by reference to NRC's annual profits from its spill response services, subject to certain minimum NRC net income requirements. Additionally, Mr. Miller is eligible for an annual bonus based upon NRC's regular bonus program for key executives.

         Mr. Miller has agreed, with certain exceptions, that during the term of his employment and for the period ending on the fifth anniversary date of termination of such employment, he will not, directly or indirectly, (i) engage in, represent, provide consulting services to, become an employee of, or have any financial, pecuniary or management interest in, any national or regional offshore and open-ocean environmental level "E" Oil Spill Removal Organization that competes or otherwise engages in the businesses conducted by NRC and its subsidiaries or (ii) disclose to any third party, make public, or otherwise appropriate for a purpose not in furtherance of NRC's business, any proprietary or confidential information or trade secrets acquired by or made known to him in respect of NRC and its subsidiaries.

         The Miller Employment Agreement entitles Mr. Miller to participate in all retirement, pension, incentive and bonus plans generally made available to NRC's executive officers, and in the event that Mr. Miller's employment is terminated: (i) due to his "Disability" or for "Cause" (as defined), he is entitled to receive through March 14, 2000: (a) 40% of his Base Salary and Annual Bonus at the rates therefor in effect on the date of his termination (less the amount of any disability insurance benefits which Mr. Miller receives under policies maintained by NRC), (b) any accrued and unpaid Annual Bonus, (c) all plan benefits to which Mr. Miller is entitled (to the extent applicable following his Disability), and (d) reimbursement for certain expenses incurred by him in his employment capacity or (ii) due to his death, he is entitled to receive all payments referred to in (a), (b) and (d) of clause (i) above.

         The Rose Employment Agreement provides for an annual salary of $165,000, subject to adjustment for inflation, and for the grant of an option for 50,000 shares of Common Stock. The initial term of the Rose Employment Agreement was two years commencing on January 25, 1993. Since January 25, 1995, the Rose Employment Agreement has been subject to automatic renewal for one-year periods unless either party gives 180 days' written notice of termination to the other party. No such notice has been given to date and, accordingly, the terms of the Rose Employment Agreement remain in effect. In the event of a change in control of the Company (as defined in the Rose Employment Agreement), Mr. Rose has the option of a one-time extension of the Rose Employment Agreement for a three-year period.

         In the event Mr. Rose's employment is terminated because (i) he is discharged by the Company for reasons other than for "Cause" (as defined therein), (ii) he involuntarily resigns at the request of the Company, for reasons other than for Cause, or (iii) he resigns following the assignment of duties which are inconsistent with employment in the capacity of a president of a subsidiary of a Company, he then is entitled to receive a one-time severance payment equal to his base salary (excluding bonuses and incentive compensation) for a period of 12 months after the occurrence of any such event.

         In addition, subject to certain limitations, the Rose Employment Agreement specifies that the Company must continue to provide any then-existing life and health insurance benefits to which Mr. Rose, through the Rose Employment Agreement, and his respective dependents are entitled for a period of one year after the termination of his employment or until he obtains other employment pursuant to which comparable life and health insurance benefits are provided.

         The Board may reduce any amount payable under the Rose Employment Agreement if it determines that all or any portion of the amount payable pursuant thereto may be treated as an "excess parachute payment" as defined in
Section 280G of the Code. Furthermore, the Rose Employment Agreement, by its terms, is binding upon any person or entity which acquires the Company, whether by means of merger, consolidation, the purchase of all or substantially all of the Company's assets, or otherwise.

         Pursuant to the Strachan Arrangement, Mr. Strachan will receive a salary of $200,000 per year, to be reviewed semi-annually, for a period of three years beginning January 1, 1997. The Strachan Arrangement also provides participation in Company medical and retirement plans made available to European nationals employed in EEU locations and for reimbursement of certain housing, living, automobile lease and other expenses. The Strachan Arrangement is terminable upon 30 days written notice.

         Except as set forth above with respect to Messrs. Miller, Rose and Strachan, the Company has no employment contracts or formal remuneration arrangements with any of the Named Executive Officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT SERVICES AGREEMENT

         Messrs. Fabrikant and Blank serve as Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, of SCF. Since January 1, 1990, the Company and SCF have been operating under an agreement (the "Management Services Agreement") with an initial expiration date of January 1, 1993 (subject to automatic renewal for successive one-year periods unless terminated by either party upon at least 60 days notice) pursuant to which SCF provides the Company with certain administrative services. Effective January 1, 1993, the Management Services Agreement was amended such that the services provided by SCF now include the use of SCF offices, equipment and access to SCF administrative and technical personnel, for which the Company pays SCF a fee of $175,000 per annum (together with reimbursement for out-of-pocket expenses), subject to adjustment by the parties. The amendment also extended the stated expiration date of the Management Services Agreement from January 1, 1993 to January 1, 1996 with successive one year renewal options as described above.

ENVIRONMENTAL CONTRACTING SERVICES

         Miller Environmental Group ("MEG"), an environmental contractor based in Calverton, NY, maintains and stores spill response equipment owned by NRC and in the event of a spill, provides labor, equipment and materials to assist in NRC's spill response activities. In fiscal 1997, NRC paid approximately $0.4 million to MEG for these services. Mark Miller's father, Mr. James Miller, is Vice President, Secretary, and Treasurer of MEG.

         NRC also contracts with James Miller Marine Service ("JMMS"), an environmental contractor based in Staten Island, NY, for services similar to those provided by MEG. In fiscal 1997, NRC paid approximately $0.6 million to JMMS for these services. Mark Miller's brother, Mr. Glen Miller, is Vice President of JMMS.

COMMON STOCK REPURCHASE

         On March 3, 1998, the Company repurchased from SMIT International Overseas B.V. ("SMIT Overseas"), a subsidiary of SMIT Internationale N.V. ("SMIT"), the owner of 6.7% of the Company's Common Stock, 712,000 shares of SEACOR's Common Stock for approximately $37.0 million. The Common Stock was issued to SMIT Overseas as part of the purchase consideration paid for the Company's acquisition of SMIT's offshore supply vessel fleet in December 1996. The Company also satisfied its obligation to pay up to an additional $47.2 million of purchase consideration that would otherwise be payable to SMIT in 1999 through the payment to SMIT of $20.88 million in cash and, through the commitment to issue in January 1999, $23.2 million principal amount of five-year unsecured promissory notes that will bear interest at 90 basis points above the comparable rate for five year U.S. Treasury Notes. As part of this transaction, the Company and SMIT also have agreed to extend the three year term of the salvage and maritime contracting and non-compete agreements first established in December 1996 through December 2001.

CHILES OFFSHORE LLC

         During 1997 the Company made certain investments in Chiles Offshore LLC ("Chiles"), a consolidated subsidiary of the Company. Mr. Richard Fairbanks III, a director of the Company, and members of his immediate family, own direct and indirect interests in Chiles. Mr. Fairbanks and his wife together own approximately 5.0% of the membership interests in Chiles (approximately 1.5% directly and 3.5% indirectly) and their son, Jonathan Fairbanks, owns indirectly approximately 2.8% of the membership interests in Chiles. Mr. and Mrs. Fairbanks made their indirect investment before the Company's investment in Chiles and made an additional investment of $1.0 million simultaneously with the Company's investment in Chiles. Mr. Fairbanks' son also holds his interests through entities that invested prior to and simultaneously with the Company. In addition, Mr. Fabrikant and Mr. Gellert each invested $500,000, and Mr. Blank and Mr. Strachan invested $75,000 and $50,000, respectively, in Chiles' membership interests simultaneously with the Company's investment. Subsequent to such investments, each of Messrs. Fabrikant, Gellert, Blank and Strachan holds less than one percent of Chiles' membership interests.

RELATIONSHIP WITH INVESTMENT BANKING FIRM

         Andrew R. Morse, a nominee for director of the Company, served in 1997 as a Senior Vice President -- Investments of Salomon Smith Barney Inc, the successor to Salomon Brothers Inc. Salomon Brothers Inc performed financial advisory and investment banking services for the Company during 1997

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Gellert and Conway serve as members of the Stock Option and Executive Compensation Committee. Mr. Conway was President of the Company from December 1989 to October 1992.

                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

         In January 1993, the Board delegated responsibility for all matters relating to the determination and award of executive compensation to the Stock Option and Executive Compensation Committee (the "Committee"). The Committee is currently comprised of Messrs. Gellert and Conway. From January 1993 until September 1995, the Committee was comprised of Mr. Gellert and Thomas J. Gallagher, a former director of the Company who resigned in September 1995. The Committee met officially on two occasions and, in addition, had several informal meetings during 1997 to discuss each option grant, to assess executive compensation policy, to review and approve compensation to the executive officers of the Company for the fiscal year ended December 31, 1997 and to discuss the Company's executive compensation policies and objectives for the forthcoming year.

         The Company's compensation program is designed to attract, retain and motivate highly qualified management personnel, and to engender a sense of compensatory certainty and entrepreneurial commitment among its executive officers. The Company's compensation philosophy is to provide levels of compensation competitive with comparable companies in the industry, to reward individual initiative and achievement, and to ensure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations, Common Stock performance, and the executive compensation programs of the Company's competitors. The Company's executive compensation program consists of three central components: (1) base salary, (2) discretionary annual bonuses, and (3) awards of restricted stock and grants of stock options. Factors reviewed by the Committee in establishing the Company's executive compensation program included the Company's financial performance, total assets and services provided, management's business philosophy, industry practices and the Company's culture and organizational structure. While the foregoing provides the general intent and guidelines of the Committee in determining the compensation levels and components for the executive officers, the Committee has final authority to determine all compensation matters in its sole discretion.

         In order to further the Company's compensation philosophy and augment its existing share award program, the Committee recommended to the full Board of Directors approval of the 1996 Share Incentive Plan, which was approved by stockholders at the 1996 Annual Meeting, and increased the Company's flexibility to provide additional forms of incentive based awards to its executive officers and key employees.

BASE SALARY

         The salaries of Messrs. Miller, Rose and Strachan were paid in accordance with the provisions of their respective employment agreements or other arrangements.

         In respect of Messrs. Fabrikant and Blank, 1997 salary increases primarily reflect their roles in significantly expanding the Company's business through acquisitions, the development of new business relationships, a measured program of fleet upgrades and new construction and disposition of vessels. On an individual basis, their respective salaries are a function of their experience, breadth of responsibilities, ability to manage a complex administrative and financial structure, and are generally consistent with comparable companies in the industry.

ANNUAL BONUS

         The bonus portion of the executive compensation package is directly related to the individuals' and the Company's performance during the year. Bonus payments are discretionary in nature and are tied to performance during the year in which they were earned. The Company believes that, to the extent that the bonus awards reward the executives in a fair and equitable way, they may also provide an incentive for their continued efforts and for enhanced future performance.

         Specific performance targets are set at the beginning of the year based on the Company's annual forecasts, focusing on operating revenue, net income and cash flow (EBITDA basis) and the achievement of strategic objectives. However, given the Company's history of growth through mergers, acquisitions, and asset purchases and market conditions for the marine segment which are beyond management's control, the Company's actual results can differ greatly from management's forecasts and the Committee must re-evaluate the targets set at the beginning of the year. 1997, for instance, was a year of expansion and growth. The Company realized approximately 54.6%, 248.9%, and 74.6% increases in operating revenue, net income, and cash flow from operations, respectively, for the Company's fiscal year ended December 31, 1997. Facilitating this growth, the Company successfully integrated the operations of the acquisitions it had completed in the prior year and early 1997. From a strategic perspective, the Company significantly improved the age profile and quality of its fleet through a program of selective disposition and new construction of vessels.

         In related matters, the Company made a significant investment in Chiles Offshore LLC for the purpose of building and operating two premium jackup drilling rigs and completed a private placement of $150.0 million of 7.2% Notes due 2009. In connection with the 7.2% Notes Offering the Company improved its debt rating. On the environmental side, the Company expanded its service offerings through the acquisition of ERST/O'Brien's Inc.

         The foregoing financial and operating growth of the Company was attributed by the Committee, in large part, to the efforts of the Named Executive Officers, and therefore was considered when determining such persons' annual bonuses.

COMMON STOCK AWARDS AND GRANTS

         The purpose of restricted stock awards and stock option grants is to reward outstanding performance by key employees and officers, to provide additional incentives to executive officers and other key employees to maximize stockholder value, and to create longer term executive commitment to the Company. The Committee believes that such grants and awards foster a greater concern by management with the performance of the Company, both in the short and long-term, which serves to align the interests of management and the Company's stockholders. The number of shares awarded or granted reflect a judgment on the individual's performance to date, as well as on the executive's ability to influence and enhance the Company's future performance.

         Restricted stock awards granted for 1997 reflect the Committee's belief that the interests of the Company's stockholders are best served by ensuring that senior management is dedicated to maximizing shareholder value. Mr. Fabrikant was expressly recognized for his leadership role in the Company's development and his ability to continue to influence the direction of the Company towards maximizing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In 1997, Mr. Fabrikant received total cash compensation (in the form of salary and bonus) of $900,000 from the Company. Additionally, he was granted 3,510 shares of restricted stock and options on 7,500 shares of stock. These grants were made on January 23, 1998 and February 5, 1998, respectively, and vest over three years. The determination of Mr. Fabrikant's compensation was based upon the factors described above with respect to all executive officers, and, in addition, upon Mr. Fabrikant's extensive experience, leadership and reputation within both the offshore marine and environmental services industries and his leadership role in the Company's strong development. Mr. Fabrikant played an instrumental role in the strategic direction of each of the Company's operating segments and the positioning of the Company's assets to take advantage of long-term growth opportunities.

         The foregoing report is respectfully submitted by the Stock Option and Executive Compensation Committee:

                     Michael E. Gellert, Granville E. Conway

PERFORMANCE GRAPH

         Set forth in the graph below is a comparison of the total return that a hypothetical investor would have earned assuming the investment of $100 on December 31, 1992 in (i) the Common Stock of the Company, (ii) the NASDAQ Stock Market Index for all US companies ("NASDAQ"), (iii) the S&P 500 Index ("S&P 500") and (iv) an index of oil service companies published by Simmons and Company, Inc. (the "Simmons Index"). The Company ceased trading on the NASDAQ National Market on October 22, 1996 and began trading on the New York Stock Exchange on October 23, 1996.

     [SET FORTH BELOW IS A TABULAR DATA DESCRIPTION OF THE PERFORMANCE GRAPH
           WHICH IS OMITTED PURSUANT TO RULE 304 OF REGULATION S-T.]

                  12/31/92          12/31/93         12/30/94          12/29/95         12/31/96          12/31/97
                  --------          --------         ---------         ---------        ---------         --------
Simmons Index     100               161              152               203              399               584
Seacor Smit Inc.  100               161              113               157              757               685
S&P 500           100               107              105               141              170               223
NASDAQ            100               115              111               155              191               232


         Each of the companies included in the Simmons Index is engaged primarily in providing support or transportation services to the offshore oil and gas exploration and development industry. The inclusion of the Simmons Index to the performance graph reflects the determination by management that the stock performance of the companies included in the Simmons Index form a more accurate basis of comparison against which to judge the Company's performance than does a broader index, such as the S&P 500, which includes a variety of diversified companies involved in industries entirely unrelated to that of the Company.

         The Simmons Index is weighted based on the market capitalization of each individual company within that index at the beginning of each period. All dividends paid during each period are assumed to have been reinvested. Shareholder returns reflected in the performance graph are not necessarily indicative of future performance.

                                 PROPOSAL NO. 2
                                 --------------

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board recommends that stockholders ratify the appointment of Arthur Andersen LLP ("Arthur Andersen"), certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1998. The appointment of Arthur Andersen was recommended to the Board by its Audit Committee. Arthur Andersen served as independent auditor for the Company for the fiscal year ended December 31, 1997 and has been engaged by the Company since December 1989.

         Representatives of Arthur Andersen will be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

         The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to ratify the appointment of Arthur Andersen.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.


                                  OTHER MATTERS

LIMITATION ON STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS; REMOVAL OF DIRECTORS; VACANCIES

         The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66 2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-laws provide that, to be properly brought before an annual meeting, business must be (i) specified in the notice of meeting and (ii) brought before the meeting by or at the direction of the Board, or be brought before the meeting by a stockholder upon timely written notice in proper form given to the Secretary of the Company. In order to be considered timely, such stockholder notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the annual meeting of stockholders held in the previous year, subject to certain exceptions. The By-laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board, and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

         The By-laws also provide that directors of the Company can be removed from office (prior to the expiration of their term) with or without "cause" by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors, and that vacancies on the Board can be filled only by the remaining directors then in office.

STOCKHOLDER NOMINATION OF DIRECTORS

         The By-laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the "Nomination Procedure"). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. In order to be timely, such written notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting (subject to certain exceptions), and the notice must contain (i) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all contracts, arrangements or other understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act, and (v) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the foregoing nomination of any person not made in compliance with the Nomination Procedure.

         Although the By-laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company's stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

RESTRICTIONS ON FOREIGN OWNERSHIP OF COMMON STOCK AND RELATED MATTERS

         The Company is subject to a variety of U.S. federal statutes and regulations, including the Shipping Act, 1916, as amended (the "Shipping Act"), and the Merchant Marine Act of 1920, as amended (the "1920 Act," and collectively with the Shipping Act, the "Acts"), which govern, among other things, the ownership and operation of vessels used to carry cargo between U.S. ports.

         Generally, the Acts require that vessels which are engaged in U.S. coastwise trade must be owned by citizens of the U.S. In order for a corporation operating in U.S. coastwise trade to qualify as a U.S. citizen, at least 75% of the outstanding capital stock of the corporation must be owned by persons or organizations that are U.S. citizens, as defined in the Shipping Act. Accordingly, if persons or organizations that are not U.S. citizens as so defined ("Foreigners") were to own more than 25% of the Common Stock, the Company would not (until such Foreign ownership was reduced to or below 25%) be permitted to continue its U.S. coastwise trade operations. To help facilitate compliance with the Acts, the Restated Certificate of Incorporation requires the Company to institute and to implement through the transfer agent for the Common Stock a dual stock certificate system, pursuant to which certificates evidencing shares of Common Stock bear legends which, among other things, designate such certificates as either "foreign" or "domestic," depending on the citizenship of the owner. The Restated Certificate of Incorporation also establishes procedures designed to enable the Company to monitor and limit foreign ownership of the Common Stock, and authorizes the Board under certain circumstances to redeem shares of stock owned by Foreigners.

         Moreover, the By-laws provide that the Chairman of the Board and Chief Executive Officer, and the President must each be U.S. citizens, and restrict any officer who is not a U.S. citizen from acting in the absence or disability of such person. The By-laws further provide that the number of Foreign directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement and should be read in conjunction herewith.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         In accordance with the rules of the Commission, any proposal of a stockholder intended to be presented at the Company's annual meeting of stockholders to be held in 1999 must be received by the Company no later than November 16, 1998 to be eligible for inclusion in the Proxy Statement for such meeting. Proposals should be addressed to the Secretary of the Company.




                                          For the Board of Directors

                                          /s/ Randall Blank

                                          Randall Blank
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

PROXY                                                                      PROXY

       SEACOR SMIT INC., 11200 WESTHEIMER, SUITE 850, HOUSTON, TEXAS 77042

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 1, 1998


         The undersigned having received the Notice of Meeting and Proxy Statement of SEACOR SMIT Inc. (the "Company") dated April 8, 1998 and Annual Report for the fiscal year ended December 31, 1997, hereby appoints and constitutes Messrs. Charles Fabrikant and Randall Blank, and each of them, proxies with full power of substitution to vote for the undersigned at the Company's Annual Meeting of Stockholders to be held on June 1, 1998, and at any adjournments thereof (the "Annual Meeting"), as follows:


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF SEACOR SMIT INC.

                    IMPORTANT - THIS PROXY MUST BE SIGNED AND
                           DATED ON THE REVERSE SIDE.





                                SEACOR SMIT INC.
                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                             USING DARK INK ONLY [X]
[                                                                              ]

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEMS 1 AND 2.  IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR ALL MANAGEMENT NOMINEES
LISTED AND FOR ITEM NO. 2.

1.  ELECTION OF DIRECTORS --                           For   Withhold   For All


                                                       All      All      Except

    Nominees:  Charles Fabrikant, Granville E.         [__]     [__]       [__]
               Conway, Michael E. Gellert,
               Stephen Stamas, Richard M. Fairbanks,
               III, Pierre de Demandol, Antoon
               Kienhuis, Andrew R. Morse


               INSTRUCTIONS: To withhold authority to vote for any one or more management nominee, write the nominee's name.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE MANNER DIRECTED THEREIN BY THE UNDERSIGNED, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL MANAGEMENT NOMINEES LISTED AND FOR PROPOSAL NO. 2.

2.    Ratification of the appointment of Arthur
      Andersen LLP.                                    For    Against   Abstain

                                                       [__]    [__]       [__]


In their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for the Annual Meeting.



                   Dated:                          , 1998
                         --------------------------

      Signature(s)
                  ---------------------------------------

      ---------------------------------------------------
      Please sign name as it appears hereon. When signed as attorney, executor, trustee or guardian, please add capacity in which signed. For joint or co-owner, each owner should sign.